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                                                                     EXHIBIT 8.1

                [LETTERHEAD OF FOSTER PEPPER & SHEFELMAN PLLC]

July 13, 1998

Washington Mutual, Inc.
1201 Third Avenue
Seattle, WA 98101
Attention: Marc R. Kittner

                                               Washington Mutual/Ahmanson Merger

Gentlemen:

        The description of the tax consequences of the proposed merger of H.F. Ahmanson & Company with and into Washington Mutual, Inc. set forth in the "Material Federal Income Tax Consequences" section and the summary thereof of the Form S-4 is true, correct and complete, to the extent set forth therein, in all material respects and we hereby confirm to you our opinion as set forth therein.

        We hereby consent to the use of our name under the caption "THE MERGER--Federal Income Tax Consequences" in the Joint Proxy Statement/Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement.


                                        Very truly yours,

                                        /s/ Foster Pepper & Shefelman PLLC

                                        Foster Pepper & Shefelman PLLC